EXHIBIT 10.12

                                                               September 5, 1997




                           Security Control Agreement

                           SECURITY CONTROL AGREEMENT

     This Agreement ("this Agreement") is made this 5th day of September, 1997, by and between MPD Technologies, Inc., a New York corporation (the "Corporation") and the United States Department of Defense ("DoD"), both of the above collectively, the "Parties".

                                    RECITALS:

     WHEREAS, the Corporation is duly organized and existing under the laws of the State of New York, and is wholly-owned by Microwave Power Devices, Inc., a Delaware corporation ("MPD"); and

     WHEREAS,   Charterhouse   Group   International,    Inc.   (the   ("Foreign
Corporation"), is the beneficial owner of 49.54% of the common stock of MPD;

     WHEREAS, the Corporation's Board of Directors currently consists of six directors, two of whom were also officers of the Corporation, three of whom are independent third parties, and none of whom the Foreign Corporation is entitled to nominate;

     WHEREAS, the Corporation's business consists, in part, of the research, design, development and manufacture of defense and defense-related items for various User Agencies1 of the United States Government, including, without limitation, the DoD; and

--------
1 The Office of the Secretary of Defense (including all boards, councils, staffs, and commands), DoD agencies, and the Departments of Army, Navy, and Air Force (including all of their activities); the Departments of State, Commerce, Treasury, Transportation, Interior, Agriculture, Labor, and Justice; National Aeronautics and Space Administration; General Services Administration; Small Business Administration; National Science Foundation; Environmental Protection Agency; United States Arms Control and Disarmament Agency; Federal Emergency Management Agency; Federal Reserve System; United States Information Agency; International Trade Commission; United States Trade Representative; and General Accounting Office (the "User Agencies").

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     WHEREAS,  the  offices  and  plants  of the  Corporation  require  facility security clearances issued under the DoD Industrial Security Program ("DISP") to conduct the Corporation's business, and the DISP requires that a corporation maintaining a facility security clearance be effectively insulated from foreign ownership, control or influence ("FOCI");

     WHEREAS, the purpose of this Agreement is to reasonably and effectively insulate the Foreign Corporation (and all entities that control, are under common control with or are controlled by the Foreign Corporation, collectively, the "Affiliates") from unauthorized access to classified2 and controlled unclassified information3 and from influence over the Corporation's business or management in a manner that could result in the compromise of classified information or could adversely affect the performance of classified contracts; and

     WHEREAS, to comply fully with the policies of DoD that require a corporation maintaining a facility security clearance to be insulated effectively from undue FOCI, all parties hereto have agreed that management control of the defense and technology security affairs and classified contracts of the Corporation should be vested in resident citizens of the United States who have DoD personnel security clearances;(4) and

----------
2 For the purposes of this Agreement, the term "classified information" shall mean any information that has been determined pursuant to Executive Order 12356 or any predecessor or successor order to require protection against classifications TOP SECRET, SECRET, and CONFIDENTIAL are used to designate such information.

3 For purposes of this Agreement, the term "controlled unclassified information" shall mean information, the export of which is controlled by the International Traffic in Arms Regulations ("ITAR") and/or the Export Administration Regulations ("EAR").

4 For purposes of this Agreement, the term "security clearance" shall mean an administrative determination that an individual is eligible for access to classified information of a certain category.

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     WHEREAS,  in order to meet DoD's national security objectives in the matter
of  the   Corporation's   facility   security   clearance  and  to  further  the
Corporation's business objectives, the Parties intent to be bound by the provisions of this Agreement;

     NOW THEREFORE, it is hereby agreed as follows:

                            ARTICLE I - ORGANIZATION

     1.1 Composition of the Corporation's Board.

     The Board of Directors of the Corporation (the "Corporation Board") shall include at least one individual who is not and has never been employed by the Corporation, or the Affiliates, and approved by DoD (the "Outside Director"). Except as specifically provided herein, each member of the Corporation Board, however characterized by this Section 1.1, shall have all of the rights, powers, and responsibilities conferred or imposed upon directors of the Corporation by applicable statutes and regulations, and by the Corporation's Certificate of Incorporation and by-laws. The Chairman of the Corporation Board shall be a resident citizen of the United States and shall have had no prior involvement through either contract or employment with the Affiliates.

     1.2 Qualifications, Appointment, and Removal of Directors

          1.2.1 During the period that this Agreement is in force, the Corporation Board shall be composed as provided in Section 1.1 hereof, and its members shall meet the following additional requirements:

               a. The Outside Director shall be a resident citizen of the United States, shall have a DoD personnel security clearance for at least the level of the Corporation's

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          facility  security  clearance,  and shall  have been  approved  by the
          Defense Investigative Service ("DIS") as satisfying the appropriate DoD personnel security requirements and the applicable provisions of this Agreement.

               b. In the event that the Foreign Corporation becomes entitled to nominate a Director pursuant to the applicable provisions of an agreement between the Corporation and the Foreign Corporation (the "Foreign Director"), the Foreign Director shall not have a DoD personnel security clearance for the Corporation, regardless of citizenship, and shall be formally excluded from access to classified information by resolution of the Corporation Board.

          1.2.2 The Shareholders may remove any member of the Corporation Board for any reason permitted by the provisions of applicable state law or the Corporation's Certificate of Incorporation or by-laws, provided that to the extent feasible, the Corporation shall notify DIS in advance of the removal of the Outside Director, and provided further that any replacement for the Outside Director shall meet the qualifications set forth in the Agreement.

          1.2.3 Except as provided by this section, the obligation of a director to abide by and enforce this Agreement shall terminate when the director leaves office, but nothing herein shall relieve the departing director of any responsibility that the director may have, pursuant to the laws and regulations of the United States, not to disclose classified information or controlled unclassified information obtained during the course of the director's service on the Corporation Board, and such responsibility shall not terminate by virtue of the director leaving office. The Corporation shall advise the departing director of such responsibility when the director leaves office, but the failure of the Corporation to so advise the director shall not relieve the director of any such responsibility.

     1.3 Indemnification of Outside Director

          1.3.1 The Outside Director in his or her capacity as director of the Corporation shall fulfill his or her duties in accordance with applicable law including the New York Business Corporation Law.

          1.3.2 The Corporation shall indemnify and hold harmless the Outside Director in accordance with the terms and conditions specified in its Certificate of Incorporation, By-laws and any indemnification agreement that may be executed between the Corporation and the Outside Director.

                             ARTICLE II - OPERATION

         2.1      Operation of this Agreement

     The Corporation shall at all times maintain policies and practices to ensure the safeguarding of classified information and controlled unclassified information entrusted to it and the performance of classified contracts and participation in classified programs for the User Agencies in accordance with the DoD Agreement (DoD Form 441), this Agreement, appropriate contract provisions regarding security, United States export control laws, and the DISP. Such policies and practices shall provide that the Corporation shall exclude the Affiliates and all members of their Boards of Directors and all officers, employees, agents and other representatives of each of the Affiliates, as such, from access to classified information and controlled unclassified information entrusted to the Corporation. Such policies and practices with respect to the Affiliate shall be established and approved by the Corporation Board, and shall not be repealed or amended without prior written notice to DIS.

     2.2 Defense Security Committee Compliance Programs

          2.2.1 There shall be established a permanent committee of the Corporation Board, the Defense Security Committee ("DSC"), consisting of the Outside Director and no less than two other directors who are officers of the Corporation and have personal security clearances. The member of the DSC shall endeavor to ensure that the Corporation complies with the terms and conditions of the policies and practices with respect to the Affiliates established pursuant to Section 2.1 and shall establish such policies and procedures, including appropriate oversight and monitoring of the Corporation's operations, towards such end.

          2.2.2 The Chairman of the DSC who shall be the Outside Director shall designate a director to serve as Secretary of the DSC. The Secretary's responsibility shall include ensuring that all records, journals and minutes of DSC meetings and other documents sent to or received by the DSC are prepared and retained for inspection by DIS.

          2.2.3 A Facility Security Officer ("FSO") shall be appointed by the Corporation and shall be the principal advisor to the DSC concerning the safeguarding of classified information. The FSO's responsibility shall include the operational oversight of the Corporation's compliance with the requirements of the DISP.

          2.2.4 The Corporation shall develop and implement a Technology Control Plan ("TCP"), which shall be subject to review by DIS, and shall prescribe measures to prevent unauthorized disclosure or export of controlled unclassified information consistent with applicable United States laws.

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          2.2.5 Upon taking office, the DSC members and the FSO shall be briefed by a DIS representative on their responsibilities under the DISP, United States Government export control laws, and the Agreement.

          2.2.6 Each member of the DSC shall exercise all reasonable efforts to advise as soon as possible if a member of the DSC reasonably believes a violation of, or an attempt to violate, any provision of this Agreement, appropriate contract provisions regarding security, United States Government export control laws, or the DISP has occurred.

          2.2.7 Each member of the DSC shall execute, for delivery to DIS, upon accepting his or her appointment and thereafter at each annual meeting of the Corporation with DIS as established by Section 2.4.1 of this Agreement, a certificate acknowledging the protective measures and obligations imposed on the Corporation by this Agreement and his or her obligations set forth herein to enforce such measures and obligations.

     2.3 Obligations and Certifications of Foreign Officers and Directors

          2.3.1 The Foreign Director shall:

               (a) not have access to classified information or controlled unclassified information entrusted to the Corporation except as permissible under the DISP and applicable United States Government laws and regulations;

               (b) neither seek nor accept classified information or controlled unclassified information entrusted to the Corporation, except as permissible under the DISP and applicable United States Government laws and regulations; and

               (c) advise the DSC promptly if he or she reasonably believes (i) any violations or attempted violations of this Agreement, appropriate contract provisions regarding security, or United States export control laws, or (ii) actions inconsistent with the DISP or applicable United States Government laws or regulations, have occurred.

          2.3.2 Upon accepting appointment and annually thereafter, the Foreign Director shall execute, for delivery to DIS, a certificate affirming his or her agreement to be bound by, and acceptance of the responsibilities imposed by, this Agreement, and further acknowledging and affirming the obligations set forth in 2.3.1.

     2.4 Annual Review and Certification

          2.4.1 Representatives of DIS, the DSC, and the FSO shall meet annually to review the effectiveness of this Agreement and to establish a common understanding of the operating requirements and how they will be implemented. These meetings shall include a discussion of the following:

               a. whether the Agreement is working in a manner satisfactory to the Parties;

               b. compliance or acts of noncompliance with the Agreement, DISP rules, or other applicable laws and regulations;

               c.  necessary  guidance  or  assistance   regarding  problems  or
          impediments associated with the practical application or utility of this Agreement.

          2.4.2 The Chairman of the DSC shall submit to DIS one year from the effective date of this Agreement and annually thereafter an implementation and compliance report. Such reports shall include the following information:

               a. a detailed description of the manner in which the Corporation is carrying out its obligation under the Agreement;

               b. a detailed description of changes to security procedures, implemented or proposed, relating to the Affiliates and the reasons for those changes;

               c. a detailed description of any acts of noncompliance with the terms of this Agreement, whether inadvertent or intentional, with a discussion of steps taken by the Corporation to prevent such acts from occurring in the future;

               d. a detailed chronological summary of all transfers of classified or controlled unclassified information, if any, from the Corporation to the Affiliates, complete with an explanation of the United States Governmental authorization relied upon to effect such transfers. Copies of approved export licenses covering the reporting period shall be appended to the report; and

               e. a discussion of any other issues that could have a bearing on the effectiveness or implementation of this Agreement.

     2.5 Visitation Policy

          2.5.1 All visits to the Corporation or its U.S. subsidiaries by any director or executive officer of the Affiliates, except the Foreign Director, shall be reported to the FSO.

          2.5.2 A chronological record of all visit notifications made pursuant to Section 2.5.1, including information concerning completed visits, such as the date, place, and personnel involved, shall be maintained by the FSO for inspection by DIS and periodically reviewed by the DSC.

                           ARTICLE III - DoD Remedies

     3.1 DoD Rights

     Nothing contained in the Agreement shall limit or affect the authority of the head of a United States Government agency5 to deny, limit or revoke in accordance with agency procedures and laws the Corporation's access to classified and controlled unclassified information under its jurisdiction.

     3.2 Criminal Sanctions

     Nothing in this Agreement limits the right of the United States Government to pursue criminal sanctions against the Corporation or any Affiliates, or any director, officer, employee, representative, or agent of any of these companies, for violations of the criminal laws of the United States in connection with their performance of any of the obligations imposed by this Agreement, including but not limited to any violations of the False Statements Act 18 U.S.C. 1001, or the False Claims Act 18 U.S.C. 287.

----------
5 For purposes of this Agreement the term "agency" has the meaning provided at 5 United States Code 552(f).

                            ARTICLE IV - TERMINATION

     4.1 Automatic Termination. This Agreement shall automatically terminate when the Affiliates in the aggregate own less than 5% of all issued and outstanding voting securities, determined on an aggregate basis and not as separate classes, of the Corporation.

     4.2 Other Terminations. Except as specified in Section 13.01, this Agreement may only be terminated by DIS as follows:

          a. in the event of a sale of the business or all of the Shares or a substantially similar transaction to a company or person not under FOCI;

          b. when DIS determines that existence of this Agreement is no longer necessary to maintain a facility security clearance for the Corporation;

          c. when DIS determines that continuation of a facility security clearance for the Corporation is no longer necessary;

          d. when DIS determines that there has been a material breach of this Agreement that requires it to be terminated;

          e. when DIS otherwise determines that termination is in the national interest;

          f. five (5) days from the effective date of this Agreement if, at least ninety (90) days before that date, the Corporation petitions DIS to terminate this Agreement; and

          g. when the Corporation for any reason and at any time, petitions DIS to terminate this Agreement. However, DIS has the right to receive disclosure of the reason or reasons therefor, and has the right to determine, in its sole discretion based on a determination of the national security interests of the United States, whether such petition should be granted.

         4.3 Notice of Other Terminations. If DIS determines that this Agreement should be terminated for any reason, DIS shall provide the Corporation with thirty (30) days written advance notice of its intent and reasons therefor.

         4.4 Standard for Other Terminations. DIS is expressly prohibited from causing a continuation of this Agreement for any reason other than the national security of the United States.

                            ARTICLE V- MISCELLANEOUS

     5.1 All notices required or permitted to be given to the Parties to this Agreement shall be in writing and shall be deemed given three business days after being mailed in a postpaid envelope, via registered or certified mail, upon receipt if given by hand delivery or facsimile, (answerback received) or one business day after being given a reputable overnight courier, addresses shown below, or to such other addresses as the Parties may designate from time to time pursuant to this Section:

For the Corporation:           MPD Technologies, Inc.
                               49 Wireless Blvd.
                               Hauppauge, NY  11788



For Dis:                       Defense Investigative Service
                               1340 Braddock Place
                               Alexandria, Virginia 22314-1651


     5.2 Order of Precedence. In the event that any resolution or by-law of any of the Parties is found to be inconsistent with any provision hereof, the terms of this Agreement shall control, to the extent the applicable law permits such substitution by contract.

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     5.3  Governing  Law. This  Agreement  shall be governed by and construed in accordance with the laws of the United States laws, and to the extent not inconsistent with the laws of the State of New York.

     5.4 Location of Agreement. Until the termination of this Agreement, one original counterpart shall be kept at the principal office of the Corporation.

     5.5 Execution in Counterpart. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

     5.6 Amendment of Agreement. This Agreement may be amended by an agreement in writing executed by all Parties.

     IN WITNESS WHEREOF, the Parties hereto have fully executed this Agreement as of the date and year first above written.

/s/ Margaret A. Lisowy                By /s/ Paul E. Donofrio
----------------------------             ----------------------------------
Signature of Witness                     Name: Paul E. Donofrio
                                         Title: V.P. Finance/CFO


                                     FOR THE CORPORATION



/s/ Arthur M. James                  By /s/ Donald E. Dwyer
----------------------------            ----------------------------------
Signature of Witness                    Name: Donald E. Dwyer
                                        Title: Field Office Chief, DSS, S11LI
                                        Mid-Atlantic Operating Location


                                     FOR THE DEPARTMENT OF DEFENSE

                     SECURITY CONTROL AGREEMENT CERTIFICATE

     I acknowledge that in my capacity as a representative of Charterhouse Group International, Inc., I, Merril M. Halpern, have been excluded from access to classified information and export-controlled technical data in the possession of MPD Technologies, Inc. in accordance with the terms of a resolution by the Board of Directors of Microwave Power Devices, Inc. & Subsidiary (MPD Technologies, Inc.) dated 9/5/97 and the Security Control Agreement entered into between MPD Technologies, Inc. and the United States Department of Defense, dated 9/5/97 .

     I certify that:

1. I have waived any right to have access to classified information and export-controlled technical data held by MPD Technologies, Inc. except as permissible under the DoD Industrial Security Manual, DoD 5220.22M, the National Industrial Security Program Operating Manual ("NISPOM") and any successor regulation and applicable United States laws and regulations;

2. I will not adversely influence MPD Technologies, Inc. classified contracts or programs or corporate policies regarding the security of classified information and export-controlled technical data;

3. I will not seek and have not obtained classified information or export-controlled technical data in the possession of MPD Technologies, Inc. except as permissible under the DoD Industrial Security Manual, DoD 5220.22M, NISPOM and any successor regulation and applicable United States laws and regulations;

4. If I become aware of any violations of the Security Control Agreement or contract provisions regarding industrial security or actions inconsistent with the DoD Industrial Security Manual, NISPOM or applicable United States laws or regulations, I will promptly notify the MPD Technologies, Inc. Defense Security Committee established by subsection 2.2 of the Security Control Agreement.

Dated:    9/5/97


                                   /s/ Merril M. Halpern
                                   ------------------------------------------
                                       Merril M. Halpern, Chairman
Witness:                               Charterhouse Group International, Inc.

/s/ Charlotte M. Culver
------------------------------

Charlotte M. Culver
(Named Typed or Printed)

                     SECURITY CONTROL AGREEMENT CERTIFICATE

     I acknowledge that in my capacity as a representative of Charterhouse Group International, Inc., I, A. Lawrence Fagan, have been excluded from access to classified information and export-controlled technical data in the possession of MPD Technologies, Inc. in accordance with the terms of a resolution by the Board of Directors of Microwave Power Devices, Inc. & Subsidiary (MPD Technologies, Inc.) dated 9/5/97 and the Security Control Agreement entered into between MPD Technologies, Inc. and the United States Department of Defense, dated 9/5/97 .

     I certify that:

1. I have waived any right to have access to classified information and export-controlled technical data held by MPD Technologies, Inc. except as permissible under the DoD Industrial Security Manual, DoD 5220.22M, the National Industrial Security Program Operating Manual ("NISPOM") and any successor regulation and applicable United States laws and regulations;

2. I will not adversely influence MPD Technologies, Inc. classified contracts or programs or corporate policies regarding the security of classified information and export-controlled technical data;

3. I will not seek and have not obtained classified information or export-controlled technical data in the possession of MPD Technologies, Inc. except as permissible under the DoD Industrial Security Manual, DoD 5220.22M, NISPOM and any successor regulation and applicable United States laws and regulations;

4. If I become aware of any violations of the Security Control Agreement or contract provisions regarding industrial security or actions inconsistent with the DoD Industrial Security Manual, NISPOM or applicable United States laws or regulations, I will promptly notify the MPD Technologies, Inc. Defense Security Committee established by subsection 2.2 of the Security Control Agreement.

Dated:    9/5/97


                                          /s/ A. Lawrence Fagan
                                          --------------------------------------
                                          A. Lawrence Fagan, President
Witness:                                  Charterhouse Group International, Inc.

/s/ Linda A. Tammaro
------------------------------

Linda A. Tammaro
(Named Typed or Printed)

                  DEFENSE SECURITY COMMITTEE MEMBER CERTIFICATE

     By execution of this Certificate, I acknowledge the protective security measures that have been taken by MPD Technologies, Inc. through resolutions dated 9/5/97 to implement the Security Control Agreement (the "Agreement"), copies of which are attached.

     I further acknowledge that the United States Government has placed its reliance on me as a United States citizen and as a holder of a personnel security clearance to exercise all appropriate aspects of the Agreement; to assure that members of the MPD Technologies, Inc. Board of Directors, MPD Technologies, Inc. officers, and MPD Technologies, Inc. employees comply with the provisions of the Agreement; and to assure that the Defense Investigative Service is advised of any violation of, or attempt to violate, any undertaking in the Agreement, appropriate contract provisions regarding security, the DoD Industrial Security Manual, DoD 5220.22-M, or the National Industrial Security Program or any successor regulation, of which I am aware.



Dated:  9/5/97


                                              /s/ George J. Sbordone
                                              ----------------------------
                                              Signature


                                              George J. Sbordone, Chairman
                                              Name Printed or Typed
                                              MPD Technologies, Inc.

                  DEFENSE SECURITY COMMITTEE MEMBER CERTIFICATE


     By execution of this Certificate, I acknowledge the protective security measures that have been taken by MPD Technologies, Inc. through resolutions dated 9/5/97 to implement the Security Control Agreement (the "Agreement"), copies of which are attached.

     I further acknowledge that the United States Government has placed its reliance on me as a United States citizen and as a holder of a personnel security clearance to exercise all appropriate aspects of the Agreement; to assure that members of the MPD Technologies, Inc. Board of Directors, MPD Technologies, Inc. officers, and MPD Technologies, Inc. employees comply with the provisions of the Agreement; and to assure that the Defense Investigative Service is advised of any violation of, or attempt to violate, any undertaking in the Agreement, appropriate contract provisions regarding security, the DoD Industrial Security Manual, DoD 5220.22-M, or the National Industrial Security Program or any successor regulation, of which I am aware.


Dated:  9/5/97


                                          /s/ Edward J. Shubel
                                          -------------------------------
                                          Signature


                                          Edward J. Shubel, President/CEO
                                          Name Printed or Typed
                                          MPD Technologies, Inc.

                  DEFENSE SECURITY COMMITTEE MEMBER CERTIFICATE

     By execution of this Certificate, I acknowledge the protective security measures that have been taken by MPD Technologies, Inc. through resolutions dated 9/5/97 to implement the Security Control Agreement (the "Agreement"), copies of which are attached.

     I further acknowledge that the United States Government has placed its reliance on me as a United States citizen and as a holder of a personnel security clearance to exercise all appropriate aspects of the Agreement; to assure that members of the MPD Technologies, Inc. Board of Directors, MPD Technologies, Inc. officers, and MPD Technologies, Inc. employees comply with the provisions of the Agreement; and to assure that the Defense Investigative Service is advised of any violation of, or attempt to violate, any undertaking in the Agreement, appropriate contract provisions regarding security, the DoD Industrial Security Manual, DoD 5220.22-M, or the National Industrial Security Program or any successor regulation, of which I am aware.


Dated:  9/5/97


                                               /s/ Alfred Weber
                                               ----------------------------
                                               Signature


                                               Alfred Weber, Director
                                               Name Printed or Typed
                                               MPD Technologies, Inc.


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